EXHIBIT 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

October 6, 2014

Securities and Exchange Commission

100 F Street NE

Washington, D.C.  20549

Re:  Xun Energy, Inc.

On October 2, 2014 we resigned as auditor for Xun Energy, Inc.  We have read Xun Energy, Inc.’s statements included under Item 4.01 of its Form 8-K dated October 2, 2014 and agree with such statements, insofar as they apply to Weinberg & Baer LLC.

Very truly yours,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Certified Public Accountants